Exhibit 10.29

DYNEGY INC.

MID-TERM INCENTIVE PERFORMANCE AWARD PROGRAM

March 20, 2003

I. PURPOSE OF PROGRAM

This Dynegy Inc. Mid-Term Incentive Performance Award Program (the “Program”) has been adopted by the Compensation and Human Resources Committee of the Board of Directors of Dynegy Inc., an Illinois corporation (the “Company”), to implement in part the Performance Award provisions of the Dynegy Inc. 2002 Long Term Incentive Plan (as amended from time to time, the “Incentive Plan 2002”) adopted by the Board of Directors of the Company, and is intended to provide a method for attracting, motivating, and retaining key employees to assist in the development and growth of the Company and its Affiliates. The Program and Awards hereunder shall be subject to the terms of the Incentive Plan 2002.

II. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b) “Award” means, with respect to each Participant for a Performance Period, such Participant’s opportunity to earn a Payment Amount for such Performance Period upon the satisfaction of the terms and conditions of the Program. Awards hereunder constitute Performance Awards (as such term is defined in the Incentive Plan 2002) under the Incentive Plan 2002.

(c) “Award Notice” means a written notice issued by the Company to a Participant evidencing such Participant’s receipt of an Award with respect to a Performance Period.

(d) “Base Amount” means, with respect to each Participant, the average annualized base rate of pay paid or payable in cash by the Company and the Affiliates to or for the benefit of the Participant for services rendered or labor performed during the period beginning on the effective date of the Participant’s participation in the Program and ending on the earlier of (i) the date upon which a Change in Control occurs, (ii) the date of the Participant’s termination of employment with the Company if such termination is by reason of death or Disability, or (iii) December 31, 2004. Base Amount shall be determined without reduction for amounts a Participant could have received in cash in lieu of (A) elective deferrals under the Company’s Deferred Compensation Plan or (B) elective contributions made on such Participant’s behalf by the Company or an Affiliate pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (B) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 20% (which percentage shall be increased to 40% in the case of ownership or control by ChevronTexaco Corporation or a “group” of which ChevronTexaco Corporation is a part) of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of the Board comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretative authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3). Such committee shall be the Compensation and Human Resources Committee of the Board unless and until the Board designates another committee of the Board to serve as the Committee.

(i) “Company” means Dynegy Inc., an Illinois corporation.

(j) “Company Stock” means the Class A common stock, no par value per share, of the Company.

(k) “Disability” or “Disabled” means, with respect to a Participant, such Participant’s disability entitling him or her to benefits under the Company’s group long-term disability plan.

(l) “Effective Date” means January 1, 2003.

(m) “Eligible Employee” means any individual who is an officer of the Company or an Affiliate and who is designated by the Committee as eligible to participate in the Program.

(n) “Fair Market Value” means, as of any specified date, the closing sales price of the Company Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal securities market in which the Company Stock is then traded. Fair Market Value shall be subject to adjustment as provided in Article VII.

(o) “First Performance Period” means the period commencing on the Effective Date and ending on December 31, 2004.

(p) “Incentive Plan 2002” means the Dynegy Inc. 2002 Long Term Incentive Plan, as amended from time to time.

(q) “Participant” means an Eligible Employee who has received an Award under the Program with respect to a Performance Period pursuant to Section 4.1.

(r) “Participation Fraction” means, with respect to each Participant:

(i) with respect to the First Performance Period,

(A)	subject to clause (C) below, if the Participant has been continuously employed by the Company from the effective date of his participation in the Program through the last day of such Performance Period, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the last day of such Performance Period (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the number of days in such Performance Period;

(B)

subject to clause (C) below, if the Participant’s employment with the Company terminates during such Performance Period by reason of death or Disability, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the date of such Participant’s termination of employment (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the number of days in such Performance Period; and

(C)	if a Change in Control occurs during such Performance Period and if the Participant has been continuously employed by the Company from the effective date of his participation in the Program through the day immediately preceding the date upon which a Change in Control occurs, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the day immediately preceding the date upon which a Change in Control occurs (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the number of days in the period beginning on the Effective Date and ending on the day immediately preceding the date upon which a Change in Control occurs;

(ii) with respect to the Second Performance Period,

(A)	subject to clause (C) below, if the Participant has been continuously employed by the Company from the effective date of his participation in the Program through the last day of such Performance Period, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the last day of such Performance Period (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the total number of days in the First and Second Performance Periods;

(B)	subject to clause (C) below, if the Participant’s employment with the Company terminates during such Performance Period by reason of death or Disability, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the date of such Participant’s termination of employment (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the total number of days in the First and Second Performance Periods; and

(C)	if a Change in Control occurs during the First or Second Performance Period and if the Participant has been continuously employed by the Company from the effective date of his participation in the Program through the day immediately preceding the date upon which a Change in Control occurs, a fraction, the numerator of which is the number of days in the period beginning on the effective date of the Participant’s participation in the Program and ending on the day immediately preceding the date upon which a Change in Control occurs (but excluding any days in such period during which the Participant is on a voluntary personal leave of absence), and the denominator of which is the number of days in the period beginning on the Effective Date and ending on the day immediately preceding the date upon which a Change in Control occurs.

(s) “Payment Amount” means:

(i)	with respect to each Participant for the First Performance Period, an amount equal to (A) such Participant’s Base Amount multiplied by (B) the Payout Percentage Year 2 multiplied by (C) such Participant’s Participation Fraction for the First Performance Period; and

(ii)	with respect to each Participant for the Second Performance Period, an amount equal to (A) such Participant’s Base Amount multiplied by (B) the Payout Percentage Year 3 multiplied by (C) such Participant’s Participation Fraction for the Second Performance Period.

(t) “Payout Percentage Year 2” means a percentage determined in accordance with the following table based on the Year 2 Stock Price:

Year 2 Stock Price	Payout Percentage Year 2
Less than $3.50	0%
$3.50 to $3.99	5%
$4.00 to $4.49	10%
$4.50 to $4.99	15%
$5.00 to $5.49	20%
$5.50 to $5.99	30%
$6.00 to $6.49	40%
$6.50 to $6.99	50%
$7.00 to $7.49	60%
$7.50 to $7.99	70%
$8.00 to $8.49	80%
$8.50 to $9.49	90%
$9.50 to $10.49	95%
$10.50 or more	100%

(u) “Payout Percentage Year 3” means a percentage determined as follows:

(i)	if the Year 3 Stock Price equals or exceeds the Year 2 Stock Price, then the Payout Percentage Year 3 shall be equal to the Payout Percentage Year 2 calculated based on the actual Year 2 Stock Price; and

(ii)	if the Year 3 Stock Price is less than the Year 2 Stock Price, then the Payout Percentage Year 3 shall be equal to the Payout Percentage Year 2 calculated as if the Year 2 Stock Price equaled the Year 3 Stock Price.

Notwithstanding the foregoing, in no event will the Payout Percentage Year 3 exceed the Payout Percentage Year 2.

(v) “Performance Period” means either the First Performance Period or the Second Performance Period, as applicable.

(w) “Program” means this Dynegy Inc. Mid-Term Incentive Performance Award Program, as amended from time to time.

(x) “Second Performance Period” means the period commencing on January 1, 2005, and ending on December 31, 2005.

(y) “Trading Day” means a day during which trading in securities generally occurs in the principal securities market in which Company Stock is traded.

(z) “Year 2 Stock Price” means the average Fair Market Value of a share of Company Stock for the last 30 Trading Days of the First Performance Period (rounded to two decimal places).

(aa) “Year 3 Stock Price” means the average Fair Market Value of a share of Company Stock for all Trading Days during the Second Performance Period (rounded to two decimal places).

2.2 Number, Gender, Headings, and Periods of Time. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender. The headings of Articles, Sections, and Paragraphs herein are included solely for convenience. If there is any conflict between such headings and the text of the Program, the text shall control. All references to Articles, Sections, and Paragraphs are to this Program unless otherwise indicated. Any reference in the Program to a period or number of days, weeks, months, or years shall mean, respectively, calendar days, calendar weeks, calendar months, or calendar years unless expressly provided otherwise.

III. ADMINISTRATION

3.1 Administration by the Committee. The Program shall be administered by the Committee.

3.2 Powers of the Committee. The Committee shall supervise the administration and enforcement of the Program according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes. The Committee shall have all of the powers specified for it under the Program, including, without limitation, the power, right, or authority: (a) to designate an Eligible Employee as a Participant with respect to a Performance Period at any time prior to the last day of the First Performance Period, (b) from time to time to establish rules and procedures for the administration of the Program, which are not inconsistent with the provisions of the Program or the Incentive Plan 2002, and any such rules and procedures shall be effective as if included in the Program, (c) to construe in its discretion all terms, provisions, conditions, and limitations of the Program and any Award, (d) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Program in such manner and to such extent as the Committee shall deem appropriate, and (e) to make all other determinations necessary or advisable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program or in any Award or Award Notice in the manner and to the extent it shall deem expedient to carry it into effect.

3.3 Committee Decisions Conclusive; Standard of Care. The Committee shall, in its sole discretion exercised in good faith (which, for purposes of this Section 3.3 and Article VII, shall mean the application of reasonable business judgment), make all decisions and determinations and take all actions necessary in connection with the administration of the Program. All such decisions, determinations, and actions by the Committee shall be final, binding, and conclusive upon all persons. The Committee shall not be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company’s officers, employees, or other persons (including the Company’s outside auditors) as to matters the Committee reasonably believes are within such other person’s professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its Affiliates, under or by reason of the Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability.

IV. PARTICIPATION AND AWARD NOTICES

4.1 Participation. The Committee shall, from time to time, in its sole discretion designate the Eligible Employees who shall become Participants in the Program. The Committee shall specify the effective date of participation in the Program for each individual who becomes a Participant pursuant to the preceding sentence.

4.2 Award Notices. The Company shall provide an Award Notice to each Eligible Employee who becomes a Participant under the Program as soon as administratively feasible after such Eligible Employee becomes a Participant.

V. AWARD PAYMENTS

5.1 Determinations and Certification by the Committee. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine (a) the Year 2 Stock Price or the Year 3 Stock Price, as applicable, (b) the Payout Percentage Year 2 or Payout Percentage Year 3, as applicable, and (c) the Payment Amount, if any, with respect to such Performance Period for each Participant. The Committee’s determinations pursuant to the preceding sentence for each Performance Period and any other material terms relating to the payment of an Award shall be certified by the Committee in writing and delivered to the Secretary of the Company. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

5.2 Eligibility for Payment of Awards. Upon the Committee’s written certification in accordance with Section 5.1 that a Payment Amount for a Performance Period is due under the Program, each Participant who has received an Award with respect to such Performance Period and who has remained continuously employed by the Company or an Affiliate (or was on a voluntary personal leave of absence approved by the Company) from the effective date as of which he received such Award until the last day of such Performance Period shall be entitled to the Payment Amount applicable to such Participant’s Award for such Performance Period. Further, if a Participant received an Award with respect to such Performance Period and his employment with the Company terminated during such Performance Period by reason of death or Disability, then such Participant shall be entitled to the Payment Amount applicable to such Participant’s Award for such Performance Period. Except as provided in the preceding sentence, if a Participant’s employment with the Company terminates for any reason whatsoever prior to the last day of a Performance Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for such Performance Period. Without limiting the scope of the preceding sentence, if a Participant’s employment with the Company terminates during the First Performance Period by reason of death or Disability, then such Participant shall not be entitled to any payment under the Program with respect to the Second Performance Period. Payment of the amount to which a Participant becomes entitled pursuant to this Section 5.2 shall be made by the Company as soon as administratively feasible after the Committee’s written certification that a Payment Amount is due under the Program.

5.3 Change in Control. Upon the occurrence of a Change in Control, the provisions of Sections 5.1 and 5.2 shall cease to apply with respect to each Performance Period that has not ended as of the date of the Change in Control and the Company shall be required to pay a Payment Amount (as determined below) for all Performance Periods under this Program that have not yet ended (including the Second Performance Period, even if it has not yet begun) to each Participant who is employed by the Company on the day immediately prior to the Change in Control (or who is on a voluntary personal leave of absence at such time that has been approved by the Company or who has terminated employment with the Company during such Performance Period by reason of death or Disability). For purposes of this Section 5.3, the Payment Amount shall be calculated using the following Payout Percentages:

(a)	If the Change in Control occurs during the First Performance Period, then (i) with respect to the First Performance Period, the Payout Percentage Year 2 shall be calculated as if the First Performance Period ended on the day prior to the Change in Control, and (ii) with respect to the Second Performance Period, the Payout Percentage Year 3 shall equal the Payout Percentage Year 2 as calculated in clause (i) of this sentence; and

(b)	If the Change in Control occurs during the Second Performance Period, then the Payout Percentage Year 3 shall be calculated as if the Second Performance Period ended on the day prior to the Change in Control.

The Payment Amount under this Section 5.3 shall be paid to each Participant as soon as administratively feasible after a Change in Control.

5.4 Form of Payment of Awards. All payments to be made under the Program to a Participant with respect to an Award for a Performance Period shall be paid in a single lump sum cash payment.

5.5 Maximum Payment Amount. In no event will the sum of the Payment Amount for the First Performance Period and the Second Performance Period paid to any one individual under this Program exceed $3,000,000.

VI. TERMINATION AND AMENDMENT OF PROGRAM

The Committee may amend the Program at any time and from time to time; provided, however, that the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant. The Committee may at any time prior to the beginning of the Second Performance Period terminate the Program (in its entirety or as it applies to one or more specified Affiliates) with respect to the Second Performance Period. Notwithstanding the foregoing, this Program may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant’s participation herein be terminated in contemplation of or in connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable pursuant to Section 5.3 of this Program with respect to such Change in Control shall be made in connection with any such amendment or termination. The Committee shall remain in existence after the termination of the Program for the period determined necessary by the Committee to facilitate the termination of the Program, and all provisions of the Program that are necessary, in the opinion of the Committee, for equitable operation of the Program during such period shall remain in force.

VII. CHANGES TO COMPANY STOCK

7.1 Subdivision or Consolidation of Shares; Stock Dividends. If, prior to the calculation of the Year 2 Stock Price or the Year 3 Stock Price, the Company shall effect a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend on Company Stock without receipt of consideration by the Company, then the Year 2 Stock Price and/or the Year 3 Stock Price, whichever is applicable, and the Payout Percentage Year 2 and/or the Payout Percentage Year 3, whichever is applicable, shall be determined by the Committee in its sole discretion exercised in good faith in a manner that includes an equitable adjustment to the Fair Market Value calculations to proportionately reflect such event.

7.2 Other Changes in Company Stock. If, prior to the calculation of the Year 2 Stock Price or the Year 3 Stock Price, the Company shall effect a split-up, split-off, spin-off, recapitalization or other similar transaction or event (“Corporate Change”), then the Year 2 Stock Price and/or the Year 3 Stock Price, whichever is applicable, and the Payout Percentage Year 2 and/or the Payout Percentage Year 3, whichever is applicable, shall be determined by the Committee in its sole discretion exercised in good faith in a manner that considers the Fair Market Value per share of Company Stock immediately after the Corporate Change in relation to the Fair Market Value per share of Company Stock immediately prior to the Corporate Change and the change in such Fair Market Value that is attributable to such Corporate Change.

VIII. MISCELLANEOUS PROVISIONS

8.1 No Effect on Employment Relationship. For all purposes of the Program, a Participant shall be considered to be in the employment of the Company as long as he or she remains employed on a full-time basis by the Company or any Affiliate. Without limiting the scope of the preceding sentence, it is expressly provided that a Participant shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Program of the entity or other organization that employs the Participant. Nothing in the adoption of the Program, the grant of Awards, or the payment of amounts under the Program shall confer on any person the right to continued employment by the Company or any Affiliate or affect in any way the right of the Company (or an Affiliate, if applicable) to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant’s employer for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of a Participant’s employment for purposes of the Program, and the reason for such termination, shall be determined solely by and in the discretion of the Committee, and its determination shall be final, binding, and conclusive on all parties.

8.2 Prohibition Against Assignment or Encumbrance. No Award or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any Award or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program. Payments with respect to an Award shall be payable only to the Participant (or (a) in the event of a Disability that renders such Participant incapable of conducting his or her own affairs, any payment due under the Program to such Participant shall be made to his or her duly appointed legal representative and (b) in the event of the death of a Participant, any payment due under the Program to such Participant shall be made to his or her estate). The provisions of the Program shall be binding on all successors and permitted assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.3 Unfunded, Unsecured Program. The Program shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain individuals from its general assets in accordance with the Program. Each Award granted under the Program merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Company, any Affiliate, or any of their assets. Neither the establishment of the Program, the granting of Awards, nor any other action taken in connection with the Program shall be deemed to create an escrow or trust fund of any kind.

8.4 No Rights of Participant. No Participant shall have any security or other interest in any assets of the Company or any Affiliate or in Company Stock as a result of participation in the Program. Participants and all persons claiming under Participants shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Program, an Award or an Award Notice shall be construed to give a Participant or anyone claiming under a Participant any right, title, interest, or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Affiliate or in which the Company or any Affiliate may have an interest now or in the future; but each Participant shall have the right to enforce any claim hereunder in the same manner as a general creditor. Neither the establishment of the Program nor participation hereunder shall create any right in any Participant to make any decision, or provide input with respect to any decision, relating to the business of the Company or any Affiliate.

8.5 Tax Withholding. The Company and the Affiliates shall deduct and withhold, or cause to be withheld, from a Participant’s payment made under the Program, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal, or foreign laws associated with such payment. The Company and the Affiliates may take any other action as may in their opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

8.6 No Effect on Other Compensation Arrangements. Nothing contained in the Program or any Participant’s Award or Award Notice shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements affecting any Participant. Nothing in the Program shall be construed to affect the provisions of any other compensation plan or program maintained by the Company or any Affiliate.

8.7 Affiliates. The Company may require any Affiliate employing a Participant to assume and guarantee the Company’s obligations hereunder to such Participant, either at all times or solely in the event that such Affiliate ceases to be an Affiliate.

8.8 Governing Law. The Program shall be construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Committee has executed this instrument as of the 20th day of March, 2003, effective as of the Effective Date.

DYNEGY INC.

By:	/s/ R. Blake Young

Name:	R. Blake Young

Title:	EVP-Tech & Admin

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